UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2019

Grand Canyon Education, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34211	20-3356009
(State or other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

2600 W. Camelback Road
Phoenix, Arizona	85017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 247-4400

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	LOPE	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Appointment of New Directors

Effective August 27, 2019, the Board of Directors of Grand Canyon Education, Inc. (the “Company”), acting upon the recommendation of the Nominating and Corporate Governance Committee of the Board, appointed Ms. Lisa Graham Keegan and Ms. Chevy Humphrey to its Board of Directors for terms expiring at the 2020 annual meeting of stockholders, or until their respective successors are elected or qualified or until their earlier resignation or removal. In connection with their appointments, the Board determined that each of Ms. Keegan and Ms. Humphrey is “independent” pursuant to the standards of the Nasdaq Global Market, applicable rules of the Securities and Exchange Commission, and the Company’s Corporate Governance Principles and Practices.

Since 2001, Ms. Keegan has served as the Principal Partner at The Keegan Company, an education policy consulting firm, where she leads numerous projects, writes, and speaks on critical issues in American education. From 1991 to 2001, Ms. Keegan served as an Arizona elected official, first in the Arizona House of Representatives from 1991 to 1995, where she chaired the House Education Committee and oversaw the K-12, community college and university education budgets on the Appropriations Committee, and later as the Arizona Superintendent of Public Instruction from 1995 to 2001, where she oversaw Arizona’s public school system and directed the state’s Department of Education. In 2000 and 2008, respectively, Ms. Keegan served as education advisor to the John McCain campaigns for President. Ms. Keegan received a Bachelor of Arts degree from Stanford University and a Masters’ Degree from Arizona State University.

Ms. Humphrey has been President and CEO of the Arizona Science Center, one of the nation’s premier science and education centers, since 2005 and is the first African-American to lead a Science Center in the United States. During her tenure, Ms. Humphrey has secured numerous national competitive and prestigious grants for the Arizona Science Center from organizations such as the National Institutes for Health and the National Science Foundation, and has been recognized by the Phoenix Business Journal as a Most Admired CEO and by the Women’s National Basketball Association as a Visionary Leader. Ms. Humphrey currently serves as a board member and Vice Chair of the American Alliance of Museums, an organization that supports museums, zoos, science centers and similar organizations, and as a board member of College Success Arizona, an organization focused on increasing the post-secondary attainment rates of Arizona students, and the Sandra Day O’Connor Institute, an organization that advances civics education, civic engagement and civil discourse. Ms. Humphrey received a Bachelor of Business degree with a concentration in Marketing from the University of Phoenix, a Master of Business Administration degree from Northeastern University with specializations in Marketing and Entrepreneurship/Innovation, and is pursuing her Doctorate of Business Administration from Grand Canyon University.

In connection with their appointment as directors, the Company has entered into indemnification agreements with Ms. Keegan and Ms. Humphrey (a form of which is included as Exhibit 10.11 to our Annual Report on Form 10-K for the year ended December 31, 2018). As non-employee directors of the Company, Ms. Keegan and Ms. Humphrey received initial awards of restricted stock under the Company’s 2017 Equity Incentive Plan valued at $20,000 as of the date of grant on August 27, 2019, which will vest on August 27, 2020, subject to accelerated vesting in the event of a change in control. For serving on the Board of Directors, Ms. Keegan and Ms. Humphrey will receive an annual retainer of $50,000 in cash and an award of restricted stock under the 2017 Equity Incentive Plan valued at $75,000 on the date of grant. The cash portion of the annual retainer is paid quarterly while the restricted stock grants to our non-employee directors are made after the Company’s annual meeting of stockholders each year and vest on the earlier of the one year anniversary of the date of grant or immediately prior to the following year’s annual meeting of stockholders, subject to acceleration in the event of a change in control. Each non-employee director receives an additional annual cash retainer for service on the various Board committees of $15,000. The Company reimburses all of its directors for reasonable expenses incurred to attend board and committee meetings.

Except as set forth above, Ms. Keegan and Ms. Humphrey were not appointed pursuant to any arrangement or understanding with any other person, nor are they parties to any related party transactions required to be reported pursuant to Item 404(a) of Regulation S-K.

Departure of Directors

Effective August 27, 2019, Mr. Kevin F. Warren, a director since 2012, resigned from his position as a member of the Board of Directors of the Company, including as Chair of the Compensation Committee and as a member of the Audit Committee and Nominating and Corporate Governance Committee, in order to focus his attention on his new position as the Commissioner of the Big Ten Conference and other business interests. Mr. Warren’s decision to resign is not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

In addition, Mr. David Johnson has notified the Company that he intends to complete his current term on the Board of Directors but does not intend to stand for re-election at the 2020 annual stockholders meeting. Mr. Johnson was our initial lead Director at the time of our initial public offering on November 19, 2008 and has served on the Board of Directors of the Company and its various committees for approximately 11 years. Mr. Johnson’s decision not to stand for re-election for a new term is not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Appointment of Chief Accounting Officer

Effective August 27, 2019, the Board of Directors of the Company appointed Lori Browning to the position of Senior Vice President & Controller – Chief Accounting Officer, to serve until her successor is appointed or until her earlier resignation or removal.

Ms. Browning joined the Company in 2008 and has served since then as Vice President - Controller. Prior to joining the Company, Ms. Browning served in various accounting and finance management positions in higher education from 1990 to 2007. Ms. Browning has been an Arizona certified public accountant since 1996 and received two B.S. degrees in Finance and Accounting from Arizona State University.

Item 8.01. Other Events

On August 27, 2019, the Board of Directors of the Company appointed Ms. Lisa Graham Keegan and Ms. Chevy Humphrey as members of the Nominating and Corporate Governance Committee, members of the Audit Committee, and members of the Compensation Committee. Additionally, Mr. David Johnson was appointed as a Chair of the Compensation Committee, replacing Mr. Kevin F. Warren, effective August 27, 2019. Following such changes in committee assignments, each of the respective Board committees has five members, all of whom are independent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GRAND CANYON EDUCATION, INC.

Date: August 29, 2019	By:	/s/ Daniel E. Bachus
Daniel E. Bachus
Chief Financial Officer
(Principal Financial and Principal Accounting Officer)